UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2015

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 US Highway 206, Suite 200, Bedminster, NJ		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

On November 5, 2015, we gave notice of our termination of the Polaschegg Exclusive License and Consulting Agreement, dated January 30, 2008, covering the CRMD004 gel formulation. Pursuant to the terms of the Polaschegg License Agreement, the termination will be effective in 60 days. We determined that the CRMD004 gel technology patent targeting catheter locks was narrow in scope and limited in market potential.  Based on technical analysis of the other patents under the Polaschegg License Agreement, we determined that extensive investment would be required to strengthen the patents.  Upon termination of the Polaschegg License Agreement, all rights to the Polaschegg CRMD004 gel technology patent will revert to the patent originators.  CRMD004 was in preclinical development.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: November 9, 2015	By:	/s/ Randy Milby
Randy Milby
Chief Executive Officer